Exhibit 10.2

Execution Version

Dated as of December 2, 2024

TECHTARGET, INC.

as Corporation

and

INFORMA US HOLDINGS LIMITED

as Ivory Holder

REGISTRATION RIGHTS AGREEMENT

- i -

- ii -

THIS REGISTRATION RIGHTS AGREEMENT, dated as of December 2, 2024 (this “Agreement”), is made by and between TECHTARGET, INC. (f/k/a TORO COMBINECO, INC.), a Delaware corporation (the “Corporation”), on the one hand, and INFORMA US HOLDINGS LIMITED, a private company organized under the laws of England and Wales (the “Ivory Holder”), on the other hand.

RECITALS

WHEREAS, pursuant to an Agreement and Plan of Merger, dated as of January 10, 2024 (the “Merger Agreement”), by and among TechTarget, Inc., Toro CombineCo, Inc., Toro Acquisition Sub, LLC, Informa PLC, the Ivory Holder, and Informa Intrepid Holdings Inc., at a closing held on the date hereof (the “Closing”), the Ivory Holder acquired 41,651,366 shares (the “Initial Shares”) of common stock, par value $0.001 per share, of the Corporation (the “Common Stock”); and

WHEREAS, the execution and delivery of this Agreement at the Closing were required by the Merger Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants, representations, warranties, and agreements contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01. Certain Defined Terms. As used in this Agreement, the following terms shall have the meanings set forth below:

“Affiliate” of any specified Person means any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with such specified Person as such terms are used in and construed under Rule 405.

“Automatic Shelf Registration Statement” means an “automatic shelf registration statement” (as defined in Rule 405).

“beneficially own” (and the correlative term “beneficial ownership”) means, with respect to any securities, having “beneficial ownership” (within the meaning set forth in Rule 13d-3 under the Exchange Act, as such Rule is in effect on the date hereof) of such securities.

“Board of Directors” means the Board of Directors of the Corporation or any authorized committee thereof.

“Business Day” means any day other than Saturday, Sunday, or any day which is a federal legal holiday in the United States or any day on which banking institutions are required or authorized to close in the State of New York or other governmental action to close.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

“FINRA” means the Financial Industry Regulatory Authority, Inc.

“Free Writing Prospectus” means each “free writing prospectus” (as defined in Rule 405) prepared by or on behalf of the Corporation or used or referred to by the Corporation in connection with the sale of Registrable Shares and, where applicable, other securities.

“Governmental Authority” means any supranational, national, federal, state, or local government, foreign or domestic, or any political subdivision of any of the foregoing, or any entity, authority, agency, ministry, department, board, commission, court, or other similar body exercising executive, legislative, judicial, regulatory, or administrative authority or any functions of or pertaining to government, including any authority or other quasi-governmental entity established by a governmental authority to perform any of such functions.

“Holders” means the Ivory Holder and any Permitted Assignee, in each case for so long as such Person beneficially owns Registrable Shares.

“Market Value” of a share of Common Stock on any trading day means the last reported sale price (regular way) of a share of such stock on such trading day, or if there is no last reported sale price on such trading day, the average of the reported closing bid and asked prices (regular way) of a share of such stock on such trading day, in either case on the Nasdaq Global Market, or if such share is not then listed on the Nasdaq Global Market, on the principal stock exchange on which shares of such stock are traded.

“Marketed Offering” means a registered underwritten offering of Registrable Shares (including any registered underwritten Shelf Offering) that is consummated by the applicable Holders following the participation by the Corporation’s management in a customary “road show” (including an “electronic road show”) or other similar marketing effort by the Corporation.

“Maximum Number of Shares” means, with respect to any underwritten offering of Registrable Shares, the maximum number of shares of Common Stock (including Registrable Shares) that the managing underwriters advise the Corporation can be included in such offering without having an adverse effect on such offering, including the price at which the shares can be sold.

“Minimum Number of Shares” means as of any date the lesser of (a) the number of Registrable Shares having an aggregate Market Value as of such date of $75 million, (b) 10% of the market capitalization of the Corporation on the date of the applicable Demand Request, and (c) all of the Registrable Shares owned by any Holder making a Demand Request.

“Other Securities” means Common Stock that is sought to be included in a registered offering other than Registrable Shares.

“Other Stockholders” means holders of Common Stock that have obtained registration rights from the Corporation (other than the Holders).

“Permitted Assignee” means any Person that meets the definition of a “Permitted Assignee” as defined in the Stockholders Agreement and executes and delivers to the Corporation a joinder to this Agreement providing that such assignee shall be bound by and shall fully comply with the terms of this Agreement as a “Holder.”

“Person” means any individual, firm, corporation, partnership, limited liability company, trust, or unincorporated organization, or Governmental Authority.

“prospectus” means the prospectus included in, or pursuant to the rules and regulations of the Securities Act deemed a part of, any Registration Statement (including a preliminary prospectus), as such prospectus may be amended or supplemented by any amendment (including a post-effective amendment) or prospectus supplement (including a prospectus supplement with respect to the terms of the offering of any portion of the Registrable Shares covered by a Shelf Registration Statement), and all documents incorporated by reference or deemed to be incorporated by reference in such prospectus.

“Registrable Shares” means the Initial Shares, all other shares of Common Stock which are (i) acquired by a Holder upon exercise of any preemptive or other similar rights under the Stockholders Agreement or (ii) otherwise acquired by a Holder directly from the Corporation (collectively, “Covered Securities”), and all other securities issued in respect of such Initial Shares or other Covered Securities or into which such Initial Shares or other Covered Securities are later converted or reclassified, in each case that are beneficially owned by any Holder; provided, however, that a security will cease to be a Registrable Share: (a) if and when it has been disposed of pursuant to an effective Registration Statement or sold to the public or (b) if and when it is eligible for resale by the Holder under Rule 144 without the requirement for the Corporation to be in compliance with the current public information required thereunder and without volume or manner-of-sale restrictions.

“Registration Expenses” means all expenses incurred in connection with the performance of or compliance by the Corporation and the Holders with this Agreement with respect to any registration of Registrable Shares pursuant to this Agreement, including (a) the fees and disbursements of the Corporation’s counsel and independent registered public accountants (including the expenses relating to any “comfort letters” or special audits incidental to or required by any such registration); (b) all registration and filing fees of the SEC or FINRA; (c) all expenses in connection with the preparation, printing, filing, and distribution of any Registration Statement, prospectus, Free Writing Prospectus, other offering documents, and amendments and supplements thereto; (d) all costs of printing or producing any agreements among underwriters, underwriting agreements, “blue sky” or legal investment memoranda, selling agreements, and other similar documents in connection with the offering, sale, distribution, or delivery of the Registrable Shares to be disposed of; (e) all expenses in connection with the qualification of the Registrable Shares to be disposed of for offering and sale or distribution under state securities or “blue sky” laws, including the fees and disbursements of counsel for any underwriters in connection with such qualification and in connection with any blue sky and legal investment surveys; (f) all expenses relating to any analyst or investor presentations or “road shows” undertaken in connection with the registration, marketing, or selling of the Registrable Shares; (g) all expenses in connection with the listing of the Registrable Shares on any stock exchange on which other shares of Common Stock are listed; (h) the documented fees and expenses of one nationally recognized law firm up to an aggregate of $100,000, chosen as their counsel by the Holders representing a majority of Registrable Shares to be offered.

“Registration Statement” means any registration statement of the Corporation under the Securities Act that covers any Registrable Shares pursuant to the provisions of this Agreement, including the prospectus, amendments, and supplements to such registration statement (including pre- or post-effective amendments), all exhibits to, and all documents incorporated by reference or deemed to be incorporated by reference in such registration statement.

“Rule 144” means Rule 144 under the Securities Act, as such Rule may be amended from time to time, and any successor rule.

“Rule 405” means Rule 405 under the Securities Act, as such Rule may be amended from time to time, and any successor rule.

“Rule 415” means Rule 415 under the Securities Act, as such Rule may be amended from time to time, and any similar successor rule.

“Rule 424” means Rule 424 under the Securities Act, as such Rule may be amended from time to time, and any successor rule.

“Rule 433” means Rule 433 under the Securities Act, as such Rule may be amended from time to time, and any successor rule.

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended from time to time.

“Selling Expenses” shall mean all brokerage fees, underwriting discounts and selling commissions payable in respect of any sales of Registrable Shares under any Registration Statement by the Holders participating in such sales and all stock transfer taxes applicable to the sale or transfer by such Holders of Registrable Shares to the underwriter(s) pursuant to this Agreement.

“Stockholders Agreement” means that certain Stockholders Agreement, dated as of December 2, 2024, by and among the Corporation, Informa PLC, and Ivory Holder.

“Subsidiary” means, with respect to any Person, any other Person (a) of which (i) in the case of a corporation, at least (x) a majority of the equity and (y) a majority of the voting interests are owned or controlled, directly or indirectly, by such first Person, by any one or more of its Subsidiaries, or by such first Person and one or more of its Subsidiaries, or (ii) in the case of any Person other than a corporation, such first Person, one or more of its Subsidiaries, or such first Person and one or more of its Subsidiaries (x) owns a majority of the equity interests thereof and (y) has the power to elect or direct the election of a majority of the members of the governing body thereof or otherwise has control over such organization or entity; or (b) that is required to be consolidated with such first Person for financial reporting purposes.

Section 1.02. Other Defined Terms. As used in this Agreement, the following terms shall have the meanings ascribed to them in the corresponding section of this Agreement set forth below:

Agreement	Preamble

Blackout Period	Section 2.04(a)

Block Trade	Section 2.10

Closing	Recitals

Common Stock	Recitals

Demand Registration Statement	Section 2.01

Demand Request	Section 2.01

Effective Time	Section 2.01

Effectiveness Period	Section 2.01

Indemnified Party	Section 4.03

Indemnifying Party	Section 4.03

Initial Shares	Recitals

Inspectors	Section 3.01(l)

Ivory Holder	Preamble

Liability	Section 4.01

Merger Agreement	Recitals

MNPI Disclosure Condition	Section 2.04(a)

Piggyback Notice	Section 2.09(a)

Piggyback Registration	Section 2.09(a)

Preamble	Recitals

Records	Section 3.01(l)

Section 2.09 Registration Statement	Section 2.09(a)

Shelf Offering	Section 2.10

Shelf Registration Statement	Section 2.01

Take-Down Notice	Section 2.10

ARTICLE II

REGISTRATION RIGHTS

Section 2.01. Demand Registration; Shelf Registration Statement. At any time after the Closing, and for so long as there are any Registrable Shares, upon the written request of any one or more Holders for registration under this Section 2.01 of Registrable Shares meeting the conditions set forth herein (a “Demand Request”), the Corporation shall prepare, file, and cause to be declared effective by the SEC (if such Registration Statement is not an Automatic Shelf Registration Statement), in each case in accordance with the provisions of this Agreement, a Registration Statement covering the sale or distribution from time to time by such Holder or Holders, on a delayed or continuous basis pursuant to Rule 415, of the Registrable Shares (a “Shelf Registration Statement”) for which registration is requested by such Holder or Holders, or, if the Corporation is not then eligible to file such a Shelf Registration Statement, the Corporation shall prepare, file, and cause to be declared effective by the SEC, in each case in accordance with the provisions of this Agreement, a registration statement on the appropriate form under the Securities Act for the type of offering contemplated by the Demand Request (any such registration statement, together with a Shelf Registration Statement, a “Demand Registration Statement”). The Demand Request shall specify, for each requesting Holder, the number of Registrable Shares to be included in such Demand Registration Statement for such Holder’s account; provided, however, that the aggregate number of Registrable Shares so specified for any Holder may not be less than the Minimum Number of Shares for such Holder. Subject to the conditions set forth in this Agreement, Holders shall have the right to make an unlimited number of Demand Requests hereunder. The Corporation shall not be required to prepare or file a Demand Registration Statement for Registrable Shares identified in any Demand Request if the Corporation shall have effected a registration of shares of Common Stock pursuant to a Demand Request at any time during the immediately preceding 180 days or if a Shelf Registration Statement covering the same Registrable Shares included in the Demand Request is already effective. The Effectiveness Period referred to in Section 3.01(a) shall be extended by the number of days covered by any Blackout Period and/or the number of days during which the use of any prospectus is suspended pursuant to Section 2.05 or Section 3.01(k).

Section 2.02. Revocation of Demand Request. The Holders that make a Demand Request may revoke it at any time before the Demand Registration Statement relating thereto becomes effective.

Section 2.03. Selection of Underwriters and Underwriters’ Counsel; Cutbacks.

(a) Subject to the limitations set forth in Article II of this Agreement, Holders may effect an underwritten public offering with respect to any or all the Registrable Shares included in a Demand Registration Statement filed pursuant to a Demand Request. In connection with any underwritten offering not initiated by the Corporation, the lead managing underwriter or underwriters shall be selected by the Holders holding the majority of Registrable Shares included in the Demand Registration Statement, including any Shelf Offering, initiated by such Holders, after consultation in good faith with the Corporation. The Corporation shall be entitled to require that such underwriter or underwriters use the Corporation’s customary underwriters’ counsel (if any).

(b) If the managing underwriters advise the Holders and the Corporation that the number of Registrable Shares requested pursuant to this Article II to be included in an underwritten offering exceeds the Maximum Number of Shares, the Registrable Shares to be included in such underwritten offering (up to the Maximum Number of Shares) shall be allocated pro rata among all the requesting Holders based on the relative number of Registrable Shares requested by each such Holder to be included in such underwritten offering. To the extent that any Other Stockholder of Other Securities has a contractual right to include such Other Securities in the Demand Registration Statement, and the number of such Other Securities, together with the Registrable Shares to be included in such underwritten offering, exceeds the Maximum Number of Shares in the opinion of the managing underwriters, the Corporation shall include in such registration:

(i) first, Registrable Shares, allocated pro rata among all the requesting Holders based on the relative number of Registrable Shares requested by each such Holder to be included in such underwritten offering (up to the Maximum Number of Shares); and

(ii) second, Other Securities owned by any Other Stockholder with a contractual right to include such Other Securities in such registration, allocated pro rata among all the requesting Other Stockholders based on the relative number of Other Securities requested by each such Other Stockholder to be included in such underwritten offering (up to the Maximum Number of Shares); and

(iii) third, all the shares of Common Stock that the Corporation proposes to sell for its own account (up to the Maximum Number of Shares).

Section 2.04. Blackout Periods.

(a) With respect to any Demand Registration Statement, or amendment or supplement thereto, filed pursuant to Section 2.01 or Section 2.09, if the Board of Directors determines, in its reasonable business judgment, that such registration would cause the Corporation to disclose material nonpublic information, which disclosure (i) would be required to be made in any registration statement so that such registration statement would not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or required to be made in any prospectus so that such prospectus would not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and (ii) would not be required to be made at such time but for the filing or effectiveness of such registration statement or prospectus (the “MNPI Disclosure Condition”), the Corporation may, for a reasonable period of time, but not more than the period that the Board of Directors reasonably determines that the MNPI Disclosure Condition continues to exist (a “Blackout Period”), suspend the use or filing of, or the filing of an amendment or supplement to, such Demand Registration Statement; provided, however, that a Blackout Period may not be invoked for a period exceeding 60 consecutive days or 90 days in the aggregate in any 360-day period. Following the determination of a Blackout Period by the Corporation, the Corporation shall promptly notify the Holders in writing that such Demand Registration Statement is unavailable for use (or will not be filed as requested). Upon receipt of any such written notice, the Holders shall discontinue use of the prospectus contained in an effective Demand Registration Statement. When any MNPI Disclosure Condition ends or a Blackout Period otherwise terminates, the Corporation shall promptly notify each Holder in writing and promptly take all actions necessary to permit the Holders to deliver a current prospectus or, if a Demand Registration Statement has not yet been filed, to immediately file the Demand Registration Statement. Each Blackout Period shall be deemed to begin on the date that the relevant notice is given to the Holders and shall be deemed to end on the earlier to occur of (x) the date that the Corporation notifies the Holders that any MNPI Disclosure Condition has ceased to exist and (y) the date that such Blackout Period has been in effect for 60 days.

(b) If the Corporation declares a Blackout Period with respect to a Demand Registration Statement that has not yet been declared effective, the Holders whose Registrable Shares were to be included in such Demand Registration Statement may withdraw their Demand Request therefor.

Section 2.05. SEC Orders Suspending Effectiveness. The Corporation shall notify all Holders that have Registrable Shares included in a Demand Registration Statement of any stop order threatened or issued by the SEC and, as to threatened orders, shall take such actions as may be required, using reasonable best efforts, to prevent the entry of such stop order. If the effectiveness of a Demand Registration Statement is suspended by a stop order issued by the SEC at any time during the Effectiveness Period, the Corporation shall use its reasonable best efforts to obtain the prompt withdrawal of such order, and as promptly as reasonably practicable after such suspension of effectiveness, amend or supplement the Demand Registration Statement in a manner reasonably expected by the Corporation to obtain the withdrawal of such order.

Section 2.06. Plan of Distribution. The “plan of distribution” section of each prospectus included in a Demand Registration Statement with respect to any offering to be made on a delayed or continuous basis under Rule 415 shall be in a form reasonably requested by the Holders whose Registrable Shares are covered by such Demand Registration Statement, subject to any comments of the SEC and the inclusion of such other information as is required by applicable SEC regulations or to conform with applicable SEC practice. Each Holder that elects to dispose of its Registrable Shares under a Registration Statement shall do so in accordance with the “plan of distribution” section of the applicable prospectus.

Section 2.07. Expenses. The Corporation shall pay all Registration Expenses arising from or incident to any registration of Registrable Shares pursuant to this Agreement. All Selling Expenses relating to securities registered on behalf of any Holders shall be borne by the Holders of the Registrable Shares included in such registration.

Section 2.08. Piggyback and Incidental Registration.

(a) At any time after the Closing, if the Corporation or any Other Stockholder proposes to register the offer and sale of shares of Common Stock under the Securities Act (other than on Form S-8, Form S-4, or any successor or other forms promulgated for similar purposes, or solely in connection with an exchange offer or any employee benefit or dividend reinvestment plan) (a “Section 2.08 Registration Statement”), whether for its own account or for the account of any Other Stockholders, in a manner that would permit registration of Registrable Shares for sale to the public under the Securities Act (a “Piggyback Registration”), the Corporation will promptly, and in any event at least ten Business Days prior to the anticipated filing date of the Section 2.08 Registration Statement, notify all Holders in writing (a “Piggyback Notice”) of the Corporation’s intention to do so and of such Holders’ rights under this Section 2.08. The Piggyback Notice shall offer all Holders the opportunity to include in such Section 2.08 Registration Statement such number of Registrable Shares as each Holder may request, subject to the terms of Section 2.08(c). The Corporation will use its reasonable best efforts to include in the Section 2.08 Registration Statement the number of Registrable Shares of each Holder sought to be included therein and so specified in a written notice delivered to the Corporation by such Holder within five Business Days after such Holder’s receipt of the related Piggyback Notice, subject to the terms of this Section 2.08.

(b) A Holder may, prior to the effective date of a Section 2.08 Registration Statement, withdraw any Registrable Shares that such Holder sought to have included therein.

(c) If a Piggyback Registration involves an underwritten offering, then all Holders whose Registrable Shares are included in the Piggyback Registration and who elect to participate in the offering must sell their respective Registrable Shares in such underwritten offering and agree to such terms and provisions that are customarily contained in underwriting agreements with respect to selling stockholders. The Corporation will use its reasonable best efforts to cause such an underwriting agreement to include, with respect to Holders, indemnification and contribution provisions that are substantially to the effect provided in Article IV.

(d) The Corporation may elect, in its sole discretion, to terminate a Section 2.08 Registration Statement at any time prior to the effective date thereof. Upon giving written notice of such election to all Holders of Registrable Shares, the Corporation shall be relieved of its obligation to register any Registrable Shares in connection with such registration (without prejudice, however, to the rights of Holders under Section 2.01).

(e) If a Piggyback Registration involves an underwritten offering and the managing underwriters advise the Corporation (and, if applicable, the Other Stockholders) that the number of shares of Common Stock requested to be included in the Piggyback Registration exceeds the Maximum Number of Shares, then:

(i) If the Section 2.08 Registration Statement was originated by the Corporation for a primary offering, then such registration statement will include:

(A) first, all the shares of Common Stock that the Corporation proposes to sell for its own account; and

(B) second, to the extent that the number of shares of Common Stock included by the Corporation for its own account is less than the Maximum Number of Shares, the shares of Common Stock proposed to be included by the Other Stockholders and the Registrable Shares proposed to be included by Holders, allocated pro rata among such Persons on the basis of the number of shares requested by each such Person to be included in such registration statement (up to the Maximum Number of Shares); and

(ii) if the Section 2.08 Registration Statement was originated by Other Stockholders for a secondary offering, then such registration statement will include:

(A) first, all the shares of Common Stock that such Other Stockholders propose to sell for their own account; and

(B) second, to the extent that the number of shares of Common Stock included by such Other Stockholders is less than the Maximum Number of Shares, the Registrable Shares proposed to be included by Holders, allocated pro rata among such Holders on the basis of the number of Registrable Shares requested by each such Holder to be included in such registration statement (up to the Maximum Number of Shares).

Section 2.09. Shelf Take-Downs. At any time that a Shelf Registration Statement covering Registrable Shares is effective, if one or more Holders delivers a notice to the Corporation (each, a “Take-Down Notice”) stating that such Holders intend to sell all or part of their respective Registrable Shares included by them in such Shelf Registration Statement (each, a “Shelf Offering”), then the Corporation shall amend or supplement the Shelf Registration Statement as may be necessary in order to enable such Registrable Shares to be distributed pursuant to the Shelf Offering, provided, however, the Market Value of the Registrable Shares for any Shelf Offering shall be at least fifty million dollars ($50,000,000); provided, further, that the that the Corporation shall not be obligated to effect any Shelf Offering if (x) the Corporation (i) has determined to effect a registered underwritten offering of its equity securities for its own account that would be a Piggyback Registration and (ii) at the time of receipt of such notice has already taken substantial steps (including selecting a managing underwriter for such offering) and has proceeded and will continue to proceed with reasonable diligence to effect such offering or (y) such Shelf Offering will involve any marketing efforts involving in-person meetings with prospective investors; provided, however, that the Corporation agrees to cause management of the Corporation to participate in a reasonable number of telephone conferences with prospective investors as necessary. Notwithstanding the foregoing sentence, the Corporation shall not be obligated to effect any subsequent Shelf Offering during any period following the pricing date of a completed Shelf Offering in which the Corporation is subject to a lock-up restriction pursuant to any lock-up agreements entered into in connection with such completed Shelf Offering. In connection with any Shelf Offering (including any Shelf Offering that is an underwritten offering): (a) such proposing Holder(s) shall also deliver the Take-Down Notice to all other Holders included on such Shelf Registration Statement and permit each such other Holder to include such other Holder’s Registrable Shares included on the Shelf Registration Statement in the Shelf Offering if such other Holder notifies the proposing Holder(s) and the Corporation within one Business Day after delivery of the Take-Down Notice to such Holder; and (b) if the Shelf Offering is underwritten, and if the managing underwriters of such Shelf Offering advise such other Holders in writing that in the opinion of the managing underwriters the total number or dollar amount of shares proposed to be sold exceeds the Maximum Number of Shares, then the managing underwriters may limit the number of Registrable Shares that would otherwise be included in such Shelf Offering, allocated pro rata among such Holders on the basis of the number of Registrable Shares requested by each such Holder to be included in such Shelf Offering (up to the Maximum Number of Shares). Notwithstanding the foregoing, at any time and from time to time if a Shelf Registration Statement covering Registrable Shares is effective, and if a Holder wishes to engage in a Shelf Offering that is an underwritten or other coordinated registered or “registered direct” offering not involving a “roadshow” (any such offer, a “Block Trade”), then notwithstanding the time periods provided for above, such Holder shall deliver a Take-Down Notice to the Corporation of the Block Trade at least two Business Days prior to the date that such offering is to commence and the Corporation shall use its commercially reasonable efforts to facilitate such Block Trade as expeditiously as possible; provided, however, that the Holders wishing to engage in the Block Trade shall use commercially reasonable efforts to cooperate with the Corporation and any underwriters to facilitate preparation of the registration statement, prospectus, and other offering documents related to the Block Trade provided, further, that the Block Trade must cover Registrable Shares having a Market Value of at least fifty million dollars ($50,000,000). Section 2.08 shall not apply to a Block Trade initiated by a Holder pursuant to this Section 2.09. The Holder initiating a Block Trade shall have the right to select the underwriters for such Block Trade (which shall consist of one or more reputable, nationally recognized investment banks).

Section 2.10. Restrictions on Public Sale by Holders of Registrable Shares. If any registration pursuant to Article II will be in connection with a Marketed Offering or an underwritten offering (including with respect to a Shelf Offering or a Block Trade), the Corporation shall not effect any public sale or distribution of any Common Stock (or securities convertible into or exchangeable or exercisable for Common Stock) (other than on Form S-8, Form S-4, or any successor or other forms promulgated for similar purposes, or solely in connection with an exchange offer or any employee benefit or dividend reinvestment plan) for its own account for such number of days following the date of the prospectus (or prospectus supplement if the offering is made pursuant to a Shelf Registration Statement) for such offering as may be agreed upon with the underwriters managing such offering; provided that the Corporation shall not unreasonably withhold or delay its agreement to such duration if it is not materially inconsistent with prevailing market practice at the time of such offering. Each Holder agrees that for any registration pursuant to Article II that is in connection with a Marketed Offering or an underwritten offering (including with respect to a Shelf Offering or a Block Trade), whether or not such Holder is participating in such registration, upon the request of the Corporation and the underwriters managing such offering, such Holder will not effect (other than pursuant to such registration) any public sale or distribution of Common Stock (including any sale pursuant to Rule 144) or make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of, or enter into any swap or other arrangement that transfers to another Person any of the economic consequences of ownership of, any Common Stock, any other equity securities of the Corporation, or any securities convertible into or exchangeable or exercisable for any equity securities of the Corporation, without the prior written consent of the Corporation or such underwriters, as the case may be, for such number of days following the closing of such offering as may be agreed upon with the underwriters managing such offering; provided that the Corporation shall not unreasonably withhold or delay its agreement to such duration if it is not materially inconsistent with prevailing market practice at the time of such offering. No Holder may participate in any Marketed Offering or an underwritten offering (including with respect to a Shelf Offering or a Block Trade) unless such Holder completes and executes all customary questionnaires, powers of attorney, indemnities, underwriting agreements, “lock-up” agreements and other customary documents as may be reasonably required under the terms of such underwriting arrangements.

ARTICLE III

REGISTRATION PROCEDURES

Section 3.01. Registration Procedures. In connection with any registration of Registrable Shares contemplated by this Agreement:

(a) The Corporation shall use reasonable best efforts, subject to Section 2.04 and Section 2.05, to cause each Demand Registration Statement to: (a) be filed with the SEC as promptly as reasonably practicable after the Corporation’s receipt of the Demand Request (but in any event within 60 days after receipt of such request), (b) become effective as promptly as reasonably practicable after filing (if such Registration Statement is not an Automatic Shelf Registration Statement) but in any event by the earlier of (x) five Business Days following the date the SEC has provided notice it will not review such Registration Statement and (y) the date that is 120 days following such filing if the SEC elects to review such filing, and (c) remain continuously effective during the time period (the “Effectiveness Period”) commencing on the date such Registration Statement is declared effective (the “Effective Time”) and ending on the earliest to occur of (x) the date that there are no longer any Registrable Shares covered by such Demand Registration Statement and (y) the three-year anniversary of the effective date of such Demand Registration Statement if such Demand Registration Statement is an Automatic Shelf Registration Statement.

(b) The Corporation shall use its reasonable best efforts to obtain, at the earliest date reasonably practicable, the withdrawal of any order suspending the effectiveness of a Registration Statement or the lifting of any suspension of the qualification (or exemption from qualification) of any of the Registrable Shares for sale in any jurisdiction.

(c) The Corporation shall, prior to the filing of a Registration Statement or related prospectus or any amendment or supplement thereto (including documents to be incorporated or deemed to be incorporated therein by reference, if any, that expressly relate to any offering to be effected thereunder, except to the extent that such documents shall have previously been filed with or furnished to the SEC) with the SEC, (i) furnish or otherwise make available to counsel to the Holders (who may share such documents with the Holders) and any underwriter (if such filing relates to an underwritten offering), if any, copies of all such documents proposed to be filed with or furnished to the SEC, which documents will be subject to the reasonable review and comment of such counsel, and such other documents reasonably requested by such counsel, including any comment letter from the SEC, and (ii) if requested by such counsel, provide such counsel reasonable opportunity to participate in the preparation of such Registration Statement and each prospectus included therein and such other opportunities to conduct a reasonable investigation (within the meaning of the Securities Act), as further described in Section 3.01(l).

(d) The Corporation shall promptly notify counsel to the Holders and any underwriter (if such filing relates to an underwritten offering) (i) when a prospectus or any prospectus supplement or post-effective amendment related to a Registration Statement has been filed and when a Registration Statement or any post-effective amendment thereto has become effective (or in the case of an Automatic Shelf Registration Statement, when the filing has been made), (ii) of any request by the SEC or any other Governmental Authority for amendments or supplements to a Registration Statement or related prospectus or for additional information, (iii) of the issuance by the SEC of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceeding for such purpose, (iv) of the receipt by the Corporation of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Shares for sale in any jurisdiction, or the initiation or threatening of any proceeding for such purpose, and (v) of any event that makes any statement made in such Registration

Statement or related prospectus (or any documents incorporated or deemed to be incorporated therein by reference), as then in effect, untrue in any material respect or that requires any change to be made to such Registration Statement, prospectus, or documents so that in the case of such Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of such prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(e) The Corporation shall enter into such agreements (including underwriting agreements in form, scope, and substance as is customary and consistent with prevailing capital markets practice and containing customary indemnification and contribution provisions) and take all such other customary actions reasonably requested by the Holders of a majority of the Registrable Shares being sold in connection therewith (including those reasonably requested by any underwriter) to expedite or facilitate the disposition of such Registrable Shares and, in the case of each underwritten offering, shall provide reasonable cooperation in connection with such disposition, including, subject to the limitations set forth in Section 2.09 of this Agreement, causing appropriate officers to attend and participate in in-person drafting and due diligence sessions and in any “road show” organized by the underwriters.

(f) After the initial Effective Time of a Registration Statement, the Corporation shall, as promptly as reasonably practicable, prepare and file with the SEC such amendments and post-effective amendments to each Registration Statement as may be necessary to keep such Registration Statement continuously effective during the period provided in this Agreement and comply in all material respects with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement and cause the related prospectus to be supplemented by any prospectus supplement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of the securities covered by such Registration Statement, and as so supplemented to be filed pursuant to Rule 424 (subject to Section 2.04 and Section 2.05).

(g) After the initial Effective Time of a Registration Statement, the Corporation shall, if requested by counsel to the Holders or any underwriter (if such filing relates to an underwritten offering), (i) promptly include in a prospectus supplement or post-effective amendment to the applicable Registration Statement such information as counsel to the Holders or any underwriter may reasonably request in order to permit the intended method of distribution of the Registrable Shares and (ii) make all required filings of such prospectus supplement or such post-effective amendment as soon as practicable after the Corporation has received such request.

(h) The Corporation shall promptly furnish to counsel to the Holders copies of all transmittal letters and other correspondence to the SEC and all correspondence (including comment letters) from the SEC to the Corporation relating to a Registration Statement or any prospectus or any amendment or supplement thereto.

(i) After a Registration Statement is declared effective, and in connection with any underwritten offering under the Registration Statement, the Corporation shall furnish to the Holders whose Registrable Shares are included in such Registration Statement and to the underwriters such number of copies of the Registration Statement, each amendment and supplement thereto (in each case including all exhibits thereto but excluding documents incorporated by reference therein other than those that expressly relate to the offering or underwritten offering), the prospectus included in such Registration Statement, and such other documents as any such Holders or underwriters may reasonably request, in order to facilitate the disposition of the Registrable Shares included in the Registration Statement.

(j) The Corporation shall use reasonable best efforts to (i) register or qualify the Registrable Shares under such other securities or “blue sky” laws of such jurisdictions in the United States (in the event an exemption is not available) as any Holder of Registrable Shares covered by a Registration Statement reasonably (in the light of such Holder’s intended plan of distribution) requests and (ii) cause such Registrable Shares to be registered with or approved by such other Governmental Authorities as may be necessary by virtue of the business and operations of the Corporation and do any and all other acts and things that may be reasonably necessary to enable such Holder to consummate the disposition in such jurisdictions of the Registrable Shares owned by such Holder; provided that the Corporation will not be required to (x) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this paragraph (j), (y) subject itself to taxation in any such jurisdiction, or (z) consent to general service of process in any such jurisdiction.

(k) The Corporation shall promptly notify each Holder of Registrable Shares covered by a Registration Statement at any time when a prospectus relating thereto is required to be delivered (or deemed delivered) under the Securities Act or of the occurrence of any event requiring the preparation of a supplement or amendment to such prospectus so that, as thereafter delivered (or deemed delivered) to the purchasers of such Registrable Shares, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. Subject to Section 2.04, the Corporation shall as promptly as reasonably practicable prepare and furnish to each such Holder a supplement or amendment with respect to any prospectus so that, as thereafter delivered (or deemed delivered) to the purchasers of such Registrable Shares, such prospectus will not contain any untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading.

(l) The Corporation shall (i) make available for inspection at reasonable times by any underwriter participating in an underwritten offering pursuant to the Registration Statement and any other attorney, accountant, or other professional retained by any underwriter (collectively, the “Inspectors”), all financial and other records and pertinent corporate documents and properties of the Corporation (collectively, the “Records”) as shall be reasonably necessary to enable the Inspectors to exercise their due diligence responsibilities and (ii) cause the Corporation’s and its significant Subsidiaries’ executive officers to, and use commercially reasonable efforts to cause the Corporation’s independent accountants to, promptly supply all information reasonably requested by any Inspector in connection with such Registration Statement or underwritten offering.

(m) In connection with an underwritten public offering of Registrable Shares covered by a Registration Statement, the Corporation shall use its reasonable best efforts to furnish to the underwriters, on the date that the Registrable Shares are delivered for sale, a signed counterpart of (i) an opinion or opinions of counsel to the Corporation addressed to such underwriters and (ii) a “comfort letter” or “comfort letters” from the Corporation’s independent public accountants, each in customary form and covering such matters of the type customarily covered by opinions or “comfort letters” in underwritten public offerings.

(n) The Corporation shall use its reasonable best efforts to (i) comply with all applicable rules and regulations of the SEC and (ii) make available to its securityholders, as soon as reasonably practicable, an earnings statement covering a period of 12 months beginning after the effective date of a Registration Statement, in a manner that satisfies the provisions of Section 11(a) of the Securities Act, which requirement will be deemed to be satisfied if the Corporation timely files complete and accurate information on Forms 10-Q, 10-K and 8-K under the Exchange Act and otherwise complies with Rule 158 under the Securities Act.

(o) The Corporation shall cooperate with, and direct the Corporation’s transfer agent to cooperate with, the selling Holders of Registrable Shares and any underwriter (if such filing relates to an underwritten offering), to facilitate the timely settlement of any offering or sale of Registrable Shares, including the preparation and delivery of certificates (not bearing any legend unless required under applicable law) or book-entry (not bearing stop transfer instructions unless required under applicable law) representing Registrable Shares to be sold after receiving written representations from each Holder of such Registrable Shares that the Registrable Shares represented by the certificates so delivered or book-entry so presented by such Holder will be transferred in accordance with the Registration Statement and, in connection therewith, if reasonably required by the Corporation’s transfer agent, the Corporation shall promptly after the effectiveness of the Registration Statement cause an opinion of counsel as to the effectiveness of any Registration Statement to be delivered to and maintained with the transfer agent, together with any other authorization, certificate, or direction required by the transfer agent that authorizes and directs the transfer agent to issue such Registrable Shares without restriction upon sale by the Holder of such shares of Registrable Shares under the Registration Statement.

(p) The Corporation shall use its reasonable best efforts to cause all Registrable Shares covered by a Demand Registration Statement or Piggyback Registration to be listed on each securities exchange on which the Common Stock is listed.

(q) The Corporation shall use its commercially reasonable efforts to timely file the reports and materials required to be filed by it under the Exchange Act to enable the Holders to sell Registrable Shares without registration under the Securities Act within the limitation of the exemption provided by Rule 144. Upon the request of a Holder, the Corporation shall deliver to such Holder a written statement as to whether the Corporation has complied with such requirements and shall provide such customary assurances as any broker or dealer facilitating a sale of Registrable Shares under Rule 144 may reasonably request.

(r) The Corporation shall cooperate with each selling Holder of Registrable Shares and each underwriter or agent participating in the disposition of such Registrable Shares and their respective counsel in connection with any filings required to be made with FINRA. Such cooperation shall include the Corporation’s use of its reasonable best efforts to obtain FINRA’s pre-clearance or pre-approval of any Registration Statement and/or applicable prospectus upon filing with the SEC if necessary.

Section 3.02. Holder Responsibilities.

(a) The Corporation may require each Holder of Registrable Shares included in a Registration Statement to promptly furnish in writing to the Corporation such information regarding such Holder or the distribution of the Registrable Shares as the Corporation may from time to time reasonably request and such other information as may be legally required in connection with such registration or required to be disclosed in order to make the information previously furnished to the Corporation by such Holder not materially misleading or necessary to cause such Registration Statement not to omit a material fact with respect to such Holder necessary in order to make the statements therein not misleading. The right of any Holder to include such Holder’s Registrable Shares in any Registration Statement shall be subject to its compliance with this Section 3.02(a).

(b) In connection with any disposition of Registrable Shares pursuant to a Registration Statement, no Holder shall use any Free Writing Prospectus without the prior consent of the Corporation (such consent not to be unreasonably withheld, conditioned, or delayed).

(c) Upon receipt of any written notice from the Corporation of the occurrence of any event of the kind described in Section 3.01(k), each Holder will discontinue the disposition of such Holder’s Registrable Shares pursuant to a Registration Statement until such Holder’s receipt of the copies of the supplemented or amended prospectus contemplated by Section 3.01(k). If the Corporation gives such notice with regard to any Registration Statement, the Corporation shall extend the Effectiveness Period during which the effectiveness of such Registration Statement shall be maintained by the number of days during the period from (and including) the date of the notice given by the Corporation to the date when the Corporation shall make available to such Holder a prospectus or prospectus supplement that conforms with the requirements of Section 3.01(k).

(d) Each Holder shall comply with the Securities Act and the Exchange Act and all applicable state securities laws in connection with the registration and the disposition of Registrable Shares pursuant hereto.

(e) Each Holder of Registrable Shares included in a Registration Statement will enter into and perform agreements (including underwriting or similar agreements in customary form and consistent with prevailing capital markets practice and containing customary indemnification and contribution provisions) containing such terms and provisions as are customarily contained in underwriting agreements with respect to selling stockholders, take such other commercially reasonable actions as are required in order to expedite or facilitate the disposition of any Registrable Shares pursuant hereto, and provide all reasonable cooperation customary for similar dispositions in connection herewith. Notwithstanding the foregoing, the Corporation shall use its reasonable best efforts to cause any underwriting agreement to include, with respect to the Holders, indemnification and contribution provisions that are substantially to the effect provided in Article IV.

ARTICLE IV

INDEMNIFICATION

Section 4.01. Indemnification By the Corporation. The Corporation shall indemnify and hold harmless to the fullest extent permitted by law each Holder whose Registrable Shares are covered by a Registration Statement, such Holder’s officers, directors, partners, managing members, agents, other Affiliates, and each Person who controls such Holder (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act), from and against any and all losses, claims, damages, liabilities, and expenses, or any action or proceeding in respect thereof (each, a “Liability” and collectively, “Liabilities”), as incurred, arising out of, or based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any prospectus relating to such Registrable Shares (or in any amendment or supplement thereto), any Free Writing Prospectus, or any other document (including any related Registration Statement, notification, or the like) incident to any such registration, qualification, or compliance, or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such Liabilities arise out of or are based upon any such untrue statement or omission or alleged untrue statement or omission based upon information furnished in writing to the Corporation by such Holder or on such Holder’s behalf, in either such case expressly for use therein; provided, however, that with respect to any untrue statement or omission or alleged untrue statement or omission made in any prospectus, the indemnification obligations contained in this Section shall not apply to the extent that any such Liability results from (a) the fact that a current copy of the prospectus was not sent or given to the Person asserting any such Liability at or prior to the written confirmation to such Person of the applicable sale of the Registrable Shares, if it is determined that the Corporation provided such prospectus before such confirmation and it was the responsibility of such Holder or such Holder’s agents to provide such Person with a current copy of the prospectus and such current copy of the prospectus would have cured the defect giving rise to such Liability, (b) the use of any prospectus by or on behalf of any Holder after the Corporation has notified such Person in writing (i) pursuant to Section 3.01(k) that such prospectus contains an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (ii) pursuant to Section 2.05 that a stop order has been issued by the SEC with respect to the Registration Statement, or (iii) pursuant to Section 2.04(a) that an MNPI Disclosure Condition exists, or (c) the use of any prospectus by or on behalf of any Holder with respect to any Registrable Shares after such time as the Corporation’s obligation to keep the Registration Statement effective in respect of such Registrable Shares has expired.

Section 4.02. Indemnification By Holders of Registrable Shares. Each Holder whose Registrable Shares are included in any Registration Statement shall, severally and not jointly, indemnify and hold harmless to the fullest extent permitted by law (including reimbursement of the Corporation for any legal or any other expenses reasonably incurred by it in investigating or defending such Liabilities) the Corporation, its officers, directors, agents, other Affiliates, and each Person who controls the Corporation (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act), from and against any and all Liabilities, as incurred, arising out of, or based upon any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement, any prospectus relating to such Registrable Shares, any amendments or supplements thereto, “issuer free writing prospectus” (as such term is defined in Rule 433), or other document relating to such Registrable Shares (or in any amendment or supplement thereto), or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the indemnification obligations contained in this Section 4.02 shall apply only to the extent that such Liabilities arise out of or are based upon information furnished in writing by such Holder or on such Holder’s behalf, in either case expressly for use in the Registration Statement, prospectus, or in any amendment or supplement thereto relating to such Holder’s Registrable Shares.

Section 4.03. Conduct of Indemnification Proceeding. After receipt by any Person who may seek indemnification pursuant to Section 4.01 or Section 4.02 (an “Indemnified Party”) of any written notice of the commencement of any action, suit, proceeding, or investigation, or threat thereof made in writing, such Indemnified Party shall promptly notify the Person against whom such indemnification may be sought (the “Indemnifying Party”) in writing; provided, however, that the delay or failure to so notify the Indemnifying Party shall not relieve the Indemnifying Party from any obligation or liability except to the extent that the Indemnifying Party has been materially prejudiced by such delay or failure. If notice of commencement of any such action, suit, proceeding, or investigation, or written threat is so given to the Indemnifying Party, the Indemnifying Party shall be entitled to participate in and, to the extent it may wish, jointly with any other Indemnifying Party similarly notified, to assume the defense of such action at its own expense, with counsel reasonably satisfactory to such Indemnified Party. In any such proceeding so assumed by the Indemnifying Party, any Indemnified Party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (a) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the retention of such counsel or (b) representation of both parties by the same counsel would be inappropriate due to actual or potential differing or conflicting interests between them. The Indemnifying Party, in connection with any proceeding or related proceedings in the same jurisdiction, shall be liable only for the reasonable fees and expenses of one firm of attorneys (in addition to any necessary local counsel) at any time for all such Indemnified Parties; and all such fees and expenses shall be reimbursed as they are incurred upon submission of reasonably itemized invoices that comply with the Corporation’s standard billing policies for outside counsel. In the case of any such separate firm for Holders who are entitled to indemnity pursuant to Section 4.01, such firm shall be designated in writing by the Indemnified Party who had the largest number of Registrable Shares included in the applicable Registration Statement. The Indemnifying Party shall not be liable for any settlement of any proceeding effected without its written consent (which consent shall not be unreasonably withheld), but in the case of settlement with such consent, or in the case of a final judgment for the plaintiff, the Indemnifying Party shall indemnify and hold harmless such Indemnified Parties from and against any loss or liability (to the extent stated above) by reason of such settlement or judgment. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Party is or could have been a party and indemnification could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Party from all liability arising out of such proceeding.

Section 4.04. Contribution.

(a) If the indemnification provided for hereunder shall for any reason be held by a court of competent jurisdiction to be unavailable to an Indemnified Party in respect of any Liability referred to herein, then each such Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Liabilities between the Corporation, on the one hand, and each Holder whose Registrable Shares are covered by the applicable Registration Statement, on the other hand, in such proportion as is appropriate to reflect the relative fault of the Corporation and of each such Holder in connection with any untrue statement of a material fact contained in the Registration Statement, any prospectus, or any amendment or supplement thereto or caused by any omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, which resulted in such Liabilities, as well as any other relevant equitable considerations. The relative fault of the Corporation, on the one hand, and of each such Holder, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such party, and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

(b) The Corporation and the Holders agree that it would not be just and equitable if contribution pursuant to this Section 4.04 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an Indemnified Party as a result of the Liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Article IV, no Holder shall be required to contribute any amount in excess of the amount by which the total price at which the Registrable Shares sold by such Holder under the Registration Statement exceeds the amount of any damages that such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Exchange Act) shall be entitled to contribution from any Person who was not guilty of fraudulent misrepresentation.

ARTICLE V

MISCELLANEOUS PROVISIONS

Section 5.01. Recapitalization, Exchanges, etc. The provisions of this Agreement shall apply to the full extent set forth herein with respect to any and all securities into which any of the Registrable Shares are converted, exchanged, or substituted in any recapitalization or other capital reorganization involving the Corporation and any and all securities of the Corporation or any successor or assign or acquiror of the Corporation (whether by merger, consolidation, sale of assets, or otherwise) that may be issued in respect of, in conversion of, in exchange for, or in substitution of, such Registrable Shares and shall be appropriately adjusted for any stock dividends, splits, reverse splits, combinations, recapitalizations, and the like occurring after the date hereof. The Corporation shall cause any successor or assign or acquiror of the Corporation (whether by merger, consolidation, sale of assets, or otherwise) to enter into a new registration rights agreement with the Ivory Holder and each other Holder on terms no less favorable to such parties than the terms provided under this Agreement as a condition of any such transaction.

Section 5.02. Notices. Notices, requests, instructions or other documents to be given under this Agreement shall be in writing and shall be deemed given, (a) on the date sent by confirmed e-mail of a PDF document if sent during normal business hours of the recipient, and on the next business day if sent after normal business hours of the recipient (in each case, solely to the extent receipt is confirmed, excluding “out of office” or similar automated replies), (b) when delivered, if delivered personally to the intended recipient, and (c) one business day later, if sent by overnight delivery via a national courier service (providing proof of delivery), and in each case, addressed to a party at the following address for such party:

(a)	if to the Corporation:

TechTarget, Inc.

275 Grove Street

Newton, Massachusetts 02466

Attention: Daniel Noreck; Charles Rennick

Email: [***]; [***]

with a copy (which shall not constitute notice) to:

Wilmer Cutler Pickering Hale and Dorr LLP

60 State Street

Boston, MA 02109

Attention: Joseph B. Conahan; Andrew P. Alin

Email: [***]; [***]

(b)	If to the Ivory Holder:

Informa US Holdings Limited

605 Third Avenue, 22nd Floor

New York, New York 10158

Attention: Brian Vasandani

Email: [***]

with copies (which shall not constitute notice) to:

Clifford Chance US LLP

31 West 52nd Street

New York, New York 10019

Attention: John A. Healy, Benjamin K. Sibbett

Email: [***], [***]

and

Clifford Chance US LLP

Texas Tower

845 Texas Avenue, Suite 3930

Houston, Texas 77002

Attention: Jonathan D. Bobinger

Email: [***]

or to such other persons or addresses as may be designated in writing by the party to receive such notice as provided above.

Section 5.03. Entire Agreement; No Inconsistent Agreements.

(a) This Agreement constitutes the entire agreement between the parties hereto and supersedes any prior understandings, agreements, or representations by or between the parties hereto, or any party hereto, written or oral, with respect to the subject matter hereof.

(b) The Corporation shall not hereafter enter into or amend any agreement with respect to its securities that is inconsistent with the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof.

(c) As of the date hereof, there are no outstanding “piggyback” or other registration rights granted by the Corporation that would entitle any Person (other than the Ivory Holder and the other Holders) to participate in any registration contemplated by this Agreement, and the Corporation agrees not to grant any rights to so participate to any Person which are more favorable than or inconsistent with the rights granted hereunder (other than the Ivory Holder and any Permitted Assignees) after the date hereof and while this Agreement remains in effect.

Section 5.04. Agreement Among Holders. Whenever provision is made in this Agreement for pro rata allocation among Holders of Registrable Shares to be included in an underwritten offering, such Holders may instead agree in a subsequent writing signed by all of the affected Holders as to the relative proportions of Registrable Shares owned by each Holder to be included in such underwritten offering (up to the Maximum Number of Shares, after taking into account all other shares that have priority in such underwritten offering).

Section 5.05. Further Assurances. Each of the parties hereto shall execute such documents and perform such acts as may be reasonably necessary or desirable to carry out or perform the provisions of this Agreement.

Section 5.06. Amendments and Waivers. Except as otherwise provided in this Agreement, the provisions of this Agreement may not be amended, modified, or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless consented to in writing by the Corporation and Holders of at least 50% of the Registrable Shares held by all Holders of Registrable Shares outstanding as of such date.

Section 5.07. Termination; Survival. The right of any Holder to request registration or inclusion of Registrable Shares in any Registration Statement pursuant to Article II shall terminate upon the earlier to occur of:

(a) the date upon which all Registrable Shares may be freely offered and sold in any quantity without restriction and without registration under the Securities Act; and

(b) the date on which this Agreement is terminated by the mutual consent of the parties hereto.

Notwithstanding the foregoing, the obligations of the parties under Articles IV and V shall survive the termination of this Agreement.

Section 5.08. Nominees for Beneficial Owners. If any Registrable Shares are held by a nominee for the beneficial owner thereof, the beneficial owner thereof may, at its election in writing delivered to the Corporation, be treated as the Holder of such Registrable Shares for purposes of any request, consent, waiver, or other action by any Holder or Holders of Registrable Shares pursuant to this Agreement or any determination of any number or percentage of Registrable Shares held by any Holder or Holders of Registrable Shares contemplated by this Agreement. If the beneficial owner of any Registrable Shares makes the election provided in this Section 5.08, the Corporation may require assurances reasonably satisfactory to it of such owner’s beneficial ownership of such Registrable Shares.

Section 5.09. No Third-Party Beneficiaries. Except as provided in Sections 4.01, 4.02, and 4.04, this Agreement is not intended, and shall not be deemed, to confer any rights or remedies upon any Person other than the parties hereto and their respective successors and permitted assigns or to otherwise create any third-party beneficiary hereto.

Section 5.10. Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and to their respective successors and, in the case of any Holder, its Permitted Assignees. Any successor or Permitted Assignee of any Holder shall be deemed a Holder for all purposes of this Agreement to the extent such successor or Permitted Assignee owns Registrable Shares. No Holder may assign its rights hereunder to any Person, except for assignments of such Holder’s rights in whole or in part to any Permitted Assignee. Notwithstanding anything to the contrary in this Agreement, the Corporation may not assign its obligations hereunder.

Section 5.11. Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the parties hereto agree that the court making such determination shall have the power to limit the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified. In the event that such court does not exercise the power granted to it in the prior sentence, the parties hereto agree to replace such invalid or unenforceable term or provision with a valid and enforceable term or provision that shall achieve, to the extent possible, the economic, business, and other purposes of such invalid or unenforceable term.

Section 5.12. Remedies. Except as otherwise provided in this Agreement, any and all remedies herein expressly conferred upon a party shall be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy shall not preclude the exercise of any other remedy. The parties hereto agree that irreparable damage would occur in the event that any of the terms or provisions of this Agreement were not performed in accordance with their specific terms or provisions or were otherwise breached. It is accordingly agreed that the parties hereto shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, this being in addition to any other remedy to which the parties are entitled at law or in equity.

Section 5.13. Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of Delaware without giving effect to the conflicts of law principles thereof.

Section 5.14. SUBMISSION TO JURISDICTION; SERVICE OF PROCESS; VENUE. EACH OF THE PARTIES HERETO IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF DELAWARE CHANCERY COURT OR, IF THE DELAWARE CHANCERY COURT DOES NOT HAVE SUBJECT MATTER JURISDICTION, THE STATE COURTS OF THE STATE OF DELAWARE LOCATED IN WILMINGTON, DELAWARE, OR THE UNITED STATES DISTRICT COURT FOR ANY DISTRICT WITHIN SUCH STATE, FOR THE PURPOSE OF ANY SUIT, ACTION, OR OTHER PROCEEDING ARISING OUT OF THIS AGREEMENT. EACH PARTY HERETO AGREES THAT SERVICE OF ANY PROCESS, SUMMONS, NOTICE, OR DOCUMENT BY U.S. REGISTERED MAIL TO SUCH PARTY’S RESPECTIVE ADDRESS IN ACCORDANCE WITH SECTION 5.02 WILL BE EFFECTIVE SERVICE OF PROCESS FOR ANY SUCH ACTION, SUIT, OR PROCEEDING. EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM ANY OBJECTION TO THE LAYING OF VENUE OF ANY SUCH SUIT, ACTION, OR PROCEEDING BROUGHT IN SUCH COURTS AND IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY CLAIM THAT ANY SUCH SUIT, ACTION, OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

Section 5.15. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 5.16. No Recourse. Notwithstanding anything to the contrary in this Agreement, the Corporation and each Holder agrees and acknowledges that no recourse under this Agreement or any documents or instruments delivered in connection with this Agreement, shall be had against any current or future director, officer, employee, general or limited partner or member of any Holder or of any Affiliate or assignee thereof, whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any statute, regulation or other applicable law, it being expressly agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on or otherwise be incurred by any current or future officer, agent or employee of any Holder, or any current or future member of any Holder or any current or future director, officer, employee, partner or member of any Holder or of any Affiliate or assignee thereof, as such for any obligation of any Holder under this Agreement or any documents or instruments delivered in connection with this Agreement for any claim based on, in respect of or by reason of such obligations or their creation.

Section 5.17. Interpretation. When reference is made in this Agreement to a Section or paragraph, such reference shall be to a Section or paragraph of this Agreement, unless otherwise indicated. The headings contained in this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement. The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any party. Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine, or neuter forms, and the singular form of nouns and pronouns shall include the plural, and vice versa. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. Whenever the words “include,” “includes,” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.”

Section 5.18. Counterparts and Signature. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall be considered one and the same instrument and shall become effective when counterparts have been signed by each of the parties hereto and delivered to the other parties hereto, it being understood that all parties hereto need not sign the same counterpart. This Agreement may be executed and delivered by electronic transmission or by attachment to email in portable document format (PDF) or by other electronic means.

[Signature pages follow]

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the parties hereto as of the date first written above.

CORPORATION:

TECHTARGET, INC.

By:	/s/ Daniel T. Noreck
Name: Daniel T. Noreck
Title: Chief Financial Officer and Treasurer

IVORY HOLDER:

INFORMA US HOLDINGS LIMITED

By:	/s/ Simon Bane
Name: Simon Bane
Title: Deputy Group General Counsel

Registration Rights Agreement

Signature Page